FOOTHILLS EXPLORATION INC. ANNOUNCES MOU TO ACQUIRE
~16,387 NET ACRES IN WYOMING’S WIND RIVER BASIN

LOS ANGELES, March 25, 2019 (GLOBE NEWSWIRE) – Foothills Exploration, Inc. (OTC.QB: FTXP) (the “Company,” or “Foothills”), an independent oil and gas exploration company engaged in the acquisition and development of oil and natural gas properties in the Rockies today announced that it has executed a memorandum of understanding for the acquisition of approximately 16,387 net acres of undeveloped oil and gas leases in the Wind River Basin in Wyoming.

“We look forward to closing on our second transaction this year, which following acquisition will complement our existing portfolio,” stated Kevin Sylla, Executive Chairman of Foothills.” “This intended acquisition will add to our exploration inventory and provide us with prized high impact drilling projects for the future. The near-term focus is on the geological and geographical delineation of this large continuous position.”

The Wind River Basin contains over 60 large oil and gas fields producing from 17 different geological formations. The leases are located in Fremont County, Wyoming. The Paleozoic aged section is the primary objective, and the Phosphoria, Tensleep, Madison and Flathead Formations of the Paleozoic have yielded significant oil production in a number of regional fields down dip to the west, updip to the south and along structural trends farther to the west-northwest.

Foothills’ acreage is located in this large undrilled area and is along the eastern flank of a deeper sub basin in the Wind River Basin proper, where a deep structural deposit called the Beaver Creek field has produced approximately 71.7 million barrels of oil and 906,473,338 MCF of gas. The Big Sand Draw field, updip to the south, has produced some 60.8 million barrels of oil and 214,923,203 MCF of gas from multi-pay horizons generally in the Frontier, Muddy, Lakota, Morrison, Phosphoria, Tensleep and Madison formations.

We currently expect this transaction to close on or about March 28, 2019, subject to the completion of the Company’s due diligence.

About the Company

Foothills Exploration, Inc. is a growth stage oil and gas exploration and production (E&P) company with a focus on the acquisition and development of undervalued and underdeveloped properties in the Rockies. The Company’s principal assets are located across well-established plays in the U.S. Rocky Mountain region. For additional information please visit the Company’s website at www.foothillspetro.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” “could,” “proposed” and certain of the other foregoing statements may be deemed forward-looking statements. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. Although Foothills believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. In particular, statements, express or implied, concerning our future operating results and returns or our ability to acquire or develop proven or probable reserves, our ability to replace or increase reserves, increase production, or generate income or cash flows are forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the Company’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results not to be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Foothills to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability, timing and cost of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third party consents; the Company’s ability to identify, finance and integrate recent or future acquisitions; the volatility of the Company’s stock price; and other risks described in Foothills’ Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company.

Investor Contact

Christopher Jarvis

(424) 901-6655

ir@foothillspetro.com